                                                                   EXHIBIT 99.01

                              FOR IMMEDIATE RELEASE
                              ---------------------

       DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2005 THIRD QUARTER RESULTS
       -------------------------------------------------------------------

VALHALLA,  NY - June 14,  2005 -- DEL GLOBAL  TECHNOLOGIES  CORP.  (DGTC)  ("Del
Global" or "the Company") today announced  operating results for its fiscal 2005 third quarter and nine months ended April 30, 2005,  as well as summary  balance sheet data (see attached  tables).  These results are for continuing  operations and exclude the results of the Del High Voltage ("DHV") division, which was sold on October 1, 2004.

FISCAL 2005 THIRD QUARTER RESULTS
---------------------------------

Consolidated  net sales for the third  quarter of fiscal 2005 were $18.9 million versus the $20.6 million in the same period last year.

Sales at the Medical  Systems  Group were $15.4  million in the third quarter of fiscal 2005,  as compared to $17.4  million in the same period last year.  Lower sales were attributable to decreased  international  shipments due to the strong euro  causing  pricing  for  international  products  to be less  attractive  in non-euro denominated  markets, as well as lower domestic shipments.  The Company is  obtaining  international  certifications  for  certain  of its  domestically manufactured  product  in order to have U.S.  dollar  based  offerings  in these non-euro  denominated  economies.  Fiscal 2005 third  quarter sales at the Power
Conversion Group ("RFI") increased to $3.5 million from $3.2 million in the same period one year ago, reflecting stronger government sales.

Consolidated  gross  margin  improved to 25.4% in the fiscal 2005 third  quarter from 24.4% in same period last year, led by significant gross margin improvement at RFI and offset by slightly lower gross margins at the Medical  Systems Group.
Improved  gross  margin at RFI was due to better  procurement  practices,  lower materials  costs as a percentage  of sales and lower waste  levels.  Unfavorable product mix at the Medical Systems Group produced lower gross margin.

Selling,  general and administrative  expenses ("SG&A") during the third quarter of fiscal 2005 increased to $4.9 million,  or 25.8% of sales, from $3.4 million, or 16.4% of sales, in last year's fiscal third quarter.  While SG&A in the third quarter of fiscal 2005 benefited from head count reductions, these benefits were offset by the inclusion of approximately  $1.1 million in legal and professional expenses related to the previously  disclosed  strategic  alternatives  program, which program was terminated in March 2005.

The  Medical  Systems  Group  posted  operating  income of $385,000 in the third quarter of fiscal 2005 as compared to  operating  income of $1.6  million in the same period last year.  This decline was  attributable  to lower overall  sales, material  costs related to digital  products,  engineering  related to obtaining
C.E. marking and selling commissions for international product. Operating income at RFI during the fiscal 2005 third  quarter  improved to $697,000 from $343,000 in the same period last year.

The loss from  continuing  operations  for the third  quarter of fiscal 2005 was
$1.0 million as compared to a loss from continuing operations of $709,000 in the fiscal  2004  third  quarter.  The loss for the third  quarter  of  fiscal  2005 included  the  aforementioned  $1.1 million in legal and  professional  expenses related to the strategic alternatives program. The loss for the third quarter of fiscal 2005 also included  interest  expense of $297,000 versus interest expense of $908,000 in the third quarter of fiscal 2004,  and an income tax provision of
$248,000 as compared to an income tax  provision  of $940,000 in the  comparable prior year period.

Del Global Technologies                                                   Page 2
June 14, 2005

The net loss for the third quarter of fiscal 2005 was $1.0 million, or $0.10 per diluted  share,  as  compared  to a net loss of  $289,000,  or $0.03 per diluted share, in the same period last year. The aforementioned factors impacted the net loss for the third  quarters of fiscal 2005 and fiscal 2004.  Additionally,  the net loss for the third quarter of fiscal 2004 included income from  discontinued
operations of $420,000,  or $0.04 per diluted share, versus no such gain or loss in the fiscal 2005 third quarter.

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented,  "We are taking  steps to mitigate  the impact of  currency  exchange rates at the  Medical  Systems  Group.  RFI,  meanwhile,  continues  to generate increased sales and higher gross margin.  The majority of the loss for the third quarter of fiscal 2005 was attributable to the costs and expenses  incurred with the now terminated  strategic  alternatives plan; we do not expect to incur such expenses  going  forward.  We are fully  focused on  advancing  our stand  alone operating  strategy,  and  strengthening  our  operations  through new  products introductions, benchmark after-sales service and customer gains."

BACKLOG
-------

Consolidated  backlog at April 30, 2005 was $16.6 million versus backlog at July
31, 2004 of  approximately  $25.9  million.  The backlog at RFI  decreased  $1.2 million from levels at the  beginning of the fiscal year while there was an $8.0 million  decrease in the backlog at the Medical  Systems  Group.  Backlog at the
Medical  Systems Group reflects  declines due to shipments in August and October
2004 of approximately $6.8 million under a large international  tender order, as well as a decrease in incoming  order  rates due to the strong  euro,  partially offset  by an  increase  in  backlog  at the  domestic  operation  due to strong bookings  during the period.  Substantially  all of the backlog should result in shipments within the next 12 months.

FINANCIAL CONDITION
-------------------

Del Global's  balance sheet at April 30, 2005 reflected  working capital of $7.6 million,  shareholders'  equity of $7.7  million and a stated book value of $.73 per share.  As of April 30,  2005,  the  Company had  approximately  $900,000 of excess borrowing capacity under its domestic revolving line of credit.

During the third quarter of fiscal 2005,  Del Global was in compliance  with the various  covenants of its domestic  credit  facility (the  Facility"),  with the exception of the fixed charge  coverage  ratio.  On June 9, 2005 the Company and its lender  signed the Ninth  Amendment to the  Facility.  This Ninth  Amendment
waived the event of default arising from the Company's  non-compliance  with the fixed charge  coverage ratio covenant.  In addition the Ninth Amendment  lowered the minimum availability covenant under the line from $500,000 to $250,000.  Del
Global  intends to refinance the Facility and any related debt before the August
1, 2005  expiration.  No assurance  can be given that Del Global will be able to refinance the Facility on terms  acceptable to Del Global or at all. The failure to refinance the Facility would have a material adverse effect on Del Global.

INVESTOR CONFERENCE CALL
------------------------

James Henderson, Chairman of the Board, Walter F. Schneider, President and Chief
Executive Officer, and Mark A. Koch,  Principal Accounting Officer,  will host a conference call on Wednesday, June 15, 2005 at 4:00 P.M. Eastern Time to discuss this news release.  The telephone  number to join this  conference call is (888)
737-9832  (Domestic) or (706)  679-0770  (International).  A taped replay of the call will be available  through 5:00 P.M. Eastern Time on June 22, 2005.  Please dial (800) 642-1687  (Domestic) or (706) 645-9291  (International) and enter the number 7120183 to listen to the replay. In addition, the conference call will be broadcast live over the Internet via the "Presentations and Webcasts" section of
Del  Global's web site at  www.delglobal.com.  To listen to the live call on the
Internet, go to the web site at least 15 minutes early to register, download and install any necessary  audio  software.  If you are unable to participate in the live call,  the  conference  call will be  archived  and can be  accessed on Del
Global's website for approximately five business days.

Del Global Technologies                                                   Page 3
June 14, 2005

ABOUT DEL GLOBAL TECHNOLOGIES
-----------------------------

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                     INVESTOR RELATIONS:
Walter F. Schneider, President & Chief            The Equity Group Inc.
  Executive Officer                               Devin Sullivan (212) 836-9608
Mark Koch, Principal Accounting Officer           Adam Prior (212) 836-9606
(914) 686-3650

Del Global Technologies                                                   Page 4
June 14, 2005
                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                         Three Months Ended      Nine Months Ended
                                                         ------------------      -----------------
                                                        April 30,     May 1,    April 30,     May 1,
                                                          2005        2004        2005        2004
                                                          ----        ----        ----        ----

NET SALES                                               $ 18,892    $ 20,610    $ 64,259    $ 64,445
COST OF SALES                                             14,091      15,590      47,937      49,110
                                                        --------    --------    --------    --------
GROSS MARGIN                                               4,801       5,020      16,322      15,335
Selling, general and administrative                        4,874       3,375      12,546      11,639
Research and development                                     446         413       1,268       1,144
Litigation settlement costs                                 --          --           300       3 199
                                                        --------    --------    --------    --------
Total operating expenses                                   5,320       3,788      14,114      15,982

OPERATING INCOME (LOSS)                                     (519)      1,232       2,208        (647)

Interest expense                                            (297)       (908)       (978)     (1,545)
Other income                                                  46          46          34         101
                                                        --------    --------    --------    --------

INCOME (LOSS) FROM CONTINUING
  OPERATION BEFORE INCOME TAXES
  AND MINORITY INTEREST                                     (770)        370       1,264      (2,091)
INCOME TAX PROVISION                                         248         940       1,557       8,479
                                                        --------    --------    --------    --------

LOSS FROM CONTINUING
  OPERATIONS BEFORE MINORITY INTEREST                     (1,018)       (570)       (293)    (10,570)
MINORITY INTEREST                                             13         139         322         485
                                                        --------    --------    --------    --------

LOSS FROM CONTINUING
  OPERATIONS                                              (1,031)       (709)       (615)    (11,055)
Discontinued operations                                     --           420         199      (2,198)
                                                        --------    --------    --------    --------

NET LOSS                                                $ (1,031)   $   (289)   $   (416)   $(13,253)
                                                        ========    ========    ========    ========

NET INCOME (LOSS) PER COMMON SHARE
   BASIC AND DILUTED
Continued operations                                    $  (0.10)   $  (0.07)   $  (0.06)   $  (1.07)
                                                        --------    --------    --------    --------
Discontinued operations                                 $   --      $   0.04    $   0.02    $  (0.21)
                                                        --------    --------    --------    --------
Basic and diluted, net                                  $  (0.10)   $  (0.03)   $  (0.04)   $  (1.28)
                                                        ========    ========    ========    ========

Weighted average number of common shares outstanding:
      Basic and Diluted                                   10,517      10,333      10,449      10,333
                                                        ========    ========    ========    ========

Del Global Technologies                                                   Page 5
June 14, 2005

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (Dollars in Thousands, except per share data)
                                   (Unaudited)

                                            April 30, 2005         July 31, 2004
                                            --------------         -------------

Current Assets                                $   29,415            $  38,214
Total Assets                                  $   40,280            $  49,261

Current Liabilities                           $   21,844            $  30,450
Total Liabilities                             $   31,321            $  40,097

Minority Interest in Subsidiary               $    1,299            $   1,389

Shareholders' Equity                          $    7,660            $   7,775

Common Shares Outstanding End of Period           10,563               10,335
Book Value Per Share                          $     0.73            $    0.75